                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                             McAFEE ASSOCIATES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5)      Total fee paid:

--------------------------------------------------------------------------------
   [ ]      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   [ ]      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount previously paid:

--------------------------------------------------------------------------------
   (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
   (3)      Filing Party:

--------------------------------------------------------------------------------
   (4)      Date Filed:

--------------------------------------------------------------------------------

                                  McAfee Logo

                            MCAFEE ASSOCIATES, INC.
                               2710 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0963

                                 APRIL 30, 1997

TO THE STOCKHOLDERS OF McAFEE ASSOCIATES, INC.

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") of McAfee Associates, Inc. (the "Company") which will be held at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California, on Thursday, June 5, 1997, at 8:30 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                   Sincerely,

                                   William L. Larson
                                   President, Chief Executive Officer
                                   and Chairman of the Board

                                  McAfee Logo

                            MCAFEE ASSOCIATES, INC.
                               2710 WALSH AVENUE
                           SANTA CLARA, CA 95051-0963
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1997
                            ------------------------

     The annual meeting of the stockholders (including any adjournments or rescheduling thereof, the "Annual Meeting") of McAfee Associates, Inc. (the "Company"), will be held on Thursday, June 5, 1997, at 8:30 a.m. Pacific time at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

          1. To elect one (1) Class II director to hold office for a three-year term and until a successor is elected and qualified.

          2. To consider a proposal to approve the Company's 1997 Stock Incentive Plan.

          3. To consider a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1997.

          4. To transact such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on April 8, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or reschedulings thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at the principal office of McAfee Associates, Inc.

                                          By order of the Board of Directors,

                                          PRABHAT K. GOYAL
                                          Secretary
Santa Clara, California
April 30, 1997

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                            MCAFEE ASSOCIATES, INC.
                               2710 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0963

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of McAfee Associates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") to be held on June 5, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 30, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 1996 is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on April 8, 1997 will be entitled to vote at the Annual Meeting, including any adjournment or rescheduling thereof. As of that date, there were 49,856,000 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Shares of Common Stock may not be voted cumulatively. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     Solicitation of Proxies. The cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. The Company has retained the services of MacKenzie Partners, Inc. to assist in the solicitation of proxies for which it will receive a fee from the Company of approximately $12,000 plus out-of-pocket expenses. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

     Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. A majority of the shares of Common Stock of the Company present at the Annual Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Company's Board in its discretion may, adjourn the Annual Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Proxies containing a vote against the proposals presented in this Proxy Statement will not be used to vote in favor of any such adjournment.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I directors (John C. Bolger, Virginia Gemmell and Edwin L. Harper), one Class II director (Leslie G. Denend), and two Class III directors (William L. Larson with one vacancy), who have been elected to serve until the Annual Meetings of Stockholders to be held in 1999, 1997 and 1998, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the Annual Meeting of Stockholders dates.

     On April 17, 1997, Walter G. Kortschak, formerly a Class II director, and Jeffrey T. Chambers, formerly a Class III director, resigned from the Board of Directors and, in connection with such resignations, the Board of Directors amended the Company's Bylaws to reduce the number of authorized directors from seven to six. As a result, the number of Class II directors to be elected at the Annual Meeting is one. The nominee of the Board of Directors for election to Class II of the Board of Directors at the Annual Meeting is Leslie G. Denend.

     If elected, the Board of Director's nominee will serve as director until the Company's Annual Meeting of Stockholders in 2000, and until a successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, the proxies may be voted for such substitute nominee as Management may designate.

     If a quorum is present and voting at the Annual Meeting, the nominee receiving the highest number of votes will be elected as the Class II director. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining if a quorum is present.

     The table below sets forth, for the current directors and the Class II nominee to be elected at the Annual Meeting, certain information with respect to age and background.

                                                                                         DIRECTOR
                    NAME                         POSITION WITH THE COMPANY       AGE      SINCE
 ------------------------------------------    ------------------------------    ----    --------
 Class I directors whose terms expire at the 1999 Annual Meeting of Stockholders:
 John C. Bolger............................    Director                           50       1996
 Virginia Gemmell..........................    Director                           48       1996
 Edwin L. Harper...........................    Director                           52       1993

 Class II nominee to be elected at the 1997 Annual Meeting of Stockholders:
 Leslie G. Denend..........................    Director                           56       1995

 Class III directors whose terms expire at the 1998 Annual Meeting of Stockholders:
 William L. Larson.........................    President, Chief Executive         41       1993
                                               Officer and Chairman of the
                                               Board
 Vacant....................................

     Mr. Bolger has been a director of the Company since April 18, 1996. Since 1992, Mr. Bolger has been a business consultant and private investor. Mr. Bolger was Vice President of Finance and Administration of Cisco Systems, Inc., a networking company, from May 1989 through December 1992. Mr. Bolger serves as a director of Integrated Systems Inc., TCSI Corporation, Sanmina Corporation and Integrated Device Technology, Inc.

     Ms. Gemmell has been a director of the Company since September 16, 1996. Ms. Gemmell founded GlidePath, Inc., a consulting firm, and has served as its President since August 1995. From May 1986 to August 1995, Ms. Gemmell was Managing Partner of Synectics, Inc., a consulting firm.

     Mr. Harper has been a director of the Company since January 1993. Since June 1996, Mr. Harper has been the President and Chief Executive Officer of SyQuest Technology, Inc., a manufacturer of computer peripherals. From June 1993 to June 1996, Mr. Harper was President and Chief Executive Officer of

ComByte, Inc., a privately-held PC peripherals company. Mr. Harper was President and Chief Executive Officer of Colorado Memory Systems ("CMS"), a manufacturer of computer peripherals, from June 1992 to April 1993, and served as President and Chief Operating Officer of CMS from September 1990 through May 1992. Mr. Harper serves as a director of SyQuest Technology, Inc. and Apex PC Solutions, Inc.

     Mr. Denend has been a director of the Company since June 14, 1995. Since June of 1993, Mr. Denend has been Chief Executive Officer and President of Network General Corporation, a networking company. From February of 1993 to June of 1993, Mr. Denend was Senior Vice President of Network General Corporation. Mr. Denend was President of Vitalink, a manufacturer of inter-networking products, from November 1990 to December 1992. Mr. Denend serves as a director of Rational Software Corporation, Proxim, Inc. and Network General Corporation.

     Mr. Larson joined the Company in September 1993 as its Chief Executive Officer. In October 1993, Mr. Larson was appointed as a director of the Company and was elected to the additional office of President. In April 1995, Mr. Larson was also elected Chairman of the Board of Directors. From August 1988 to September 1993, Mr. Larson was employed as a Vice President of SunSoft, Inc., a system software subsidiary of Sun Microsystems, Inc., where he was responsible for worldwide sales and marketing.

  Meetings of the Board of Directors

     During the year ended December 31, 1996, the Board of Directors held ten
(10) meetings. With the exception of Mr. Bolger, no director serving on the Board during 1996 attended fewer than 75% of the aggregate of such meetings of the Board and the Committees of the Board on which he or she served.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. During the year ended December 31, 1996, the members of the Audit Committee were Messrs. Bolger, Chambers, Harper and Kortschak. The current members of the Audit Committee are Messrs. Bolger and Harper. During the year ended December 31, 1996, the Audit Committee held four (4) meetings.

     The Compensation Committee's function is to review and approve salary levels and stock option grants. During the year ended December 31, 1996, the members of the Compensation Committee were Ms. Gemmell and Messrs. Chambers, Denend and Kortschak. The current members of the Compensation Committee are Ms. Gemmell and Mr. Denend. During the year ended December 31, 1996, the Compensation Committee held four (4) meetings. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

PROPOSAL NO. 2 -- APPROVAL OF THE MCAFEE ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN

     At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon a proposal to approve the adoption of the McAfee Associates, Inc. 1997 Stock Incentive Plan (the "Incentive Plan").

BACKGROUND OF THE PLAN

     The Incentive Plan was adopted by the Board of Directors in April 1997. It becomes effective on June 5, 1997, subject to the approval of the stockholders. The Board of Directors may amend or terminate the

Incentive Plan at any time and for any reason. Amendments require the approval of the Company's stockholders only to the extent provided by applicable laws, regulations or rules.

     The Board of Directors believes that approval of the Incentive Plan is in the best interests of the Company and its stockholders, because stock options and other forms of stock compensation serve to align the long-term interests of the plan's participants and the stockholders and are an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As more companies enter the computer software market, the very limited number of skilled and experienced employees are in demand by a growing number of competitors. The Company believes that stock options are critical in attracting and retaining these key contributors. The Incentive Plan is intended to offer a significant incentive by enabling key employees to acquire options to purchase Common Stock at a price equal to its fair market value on the date the option is granted. The options will become valuable to the recipients only if the price of the Company's Common Stock appreciates following the grant and when such options have vested. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because a benefit is only received through improved stock performance, the Company believes that stock options serve to align the interests of key employees closely with other stockholders.

     The Company believes that the adoption of the Incentive Plan is necessary to enable it to successfully compete with other companies and is essential to the Company's ability to retain experienced employees and to recruit additional qualified individuals. As of March 31, 1997, only 152,824 shares remained available for future grants under the Company's 1995 Stock Incentive Plan (the "Predecessor Plan"). The Predecessor Plan amended and restated the Company's 1992 Stock Option Plan and outstanding options under the Predecessor Plan include grants made since 1992. As of March 31, 1997, 8,390,807 shares were subject to outstanding options under the Predecessor Plan.

     During 1996, the Company granted options under the Predecessor Plan at a greater than anticipated rate due to the Company's expansion and the resulting need to hire new employees. In addition, the number of employees has increased as a result of several acquisitions in 1996 and early 1997. Furthermore, in March 1997, Mr. Larson was granted an option to purchase 800,000 shares of the Company's Common Stock and five other executive officers of the Company were each granted an option to purchase 200,000 shares of the Company's Common Stock under the Predecessor Plan (collectively, the "Performance Options"). Such Performance Options vest 50% two and one-half years after the date of grant and the remaining 50% vest five years after the date of grant; however, if certain performance targets are met, the vesting of the Performance Options accelerates such that 35% of the Performance Options vest one year after the date of grant, another 35% vest two years after the date of grant and the remaining 30% vest three years after the date of grant. The Company expects to continue to hire new employees, make additional grants to existing employees and may acquire additional companies, further increasing the number of its employees. As a result, the remaining share reserve under the Predecessor Plan will not be adequate for the number of option grants to employees required during the coming year.

     As a result of the minimal reserve remaining in the Predecessor Plan, in January 1997, the Board of Directors adopted the 1997 Non-Officer Stock Plan (the "Non-Officer Plan"), which provides for the grant of options to employees other than executive officers and directors. As of March 31, 1997, options to purchase 602,800 shares were outstanding under the Non-Officer Plan. In April 1997, the Board of Directors determined that the Non-Officer Plan would be terminated effective as of the date of the Annual Meeting and, as a result, no further grants will be made after such date.

SUMMARY OF THE PROVISIONS OF THE INCENTIVE PLAN

     The key provisions of the Incentive Plan are summarized below. This summary, however, is not intended to be a complete description of all terms of the Incentive Plan. A copy of the plan text will be furnished to any stockholder upon request. Such a request should be directed to the Corporate Secretary at the Company's principal executive office.

     ADMINISTRATION AND ELIGIBILITY. The Incentive Plan is administered by the Compensation Committee of the Board of Directors or, in the case of award recipients who are not officers or directors of the Company, by another committee of the Board of Directors consisting of at least one director. The Compensation Committee selects the individuals who receive awards, determines the size of any award and establishes any vesting or other conditions. Employees, nonemployee directors and consultants of the Company are eligible to participate in the Incentive Plan, although incentive stock options may be granted only to employees. In addition, awards may be granted to prospective employees or consultants in connection with a written offer of employment or engagement from the Company. As of March 31, 1997, approximately 589 employees and 223 consultants would have been eligible to participate in the Incentive Plan.

     FORM OF AWARDS. The Incentive Plan provides for awards in the form of options, stock appreciation rights ("SARs"), restricted shares or stock units, or any combination thereof. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares may be required to pay the par value of such restricted shares to the Company.

     OPTIONS. Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an option cannot exceed 10 years. The exercise price of an ISO must be equal to or greater than the fair market value of the Common Stock on the date of grant, while the exercise price of an NSO must be equal to or greater than 85% of fair market value. All options intended to be exempt from the limitation on compensation deductions set forth in section 162(m) of the Internal Revenue Code (the "162(m) Limit") will be granted with an exercise price equal to or greater than 100% of fair market value. As of March 31, 1997, the closing price of the Company's Common Stock on The Nasdaq National Market was $44.25 per share.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) a full-recourse promissory note or the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The Incentive Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender holds the shares as security and extends credit for up to 50% of their market value. The loan proceeds are paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee is required to pay the deficiency to the Company at the time of exercise.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     STOCK APPRECIATION RIGHTS. An SAR permits the participant to elect to receive any appreciation in the value of the underlying stock from the Company, either in shares of Common Stock or in cash or a combination of the two, with the Compensation Committee having the discretion to determine the form in which such payment is made. The amount payable on exercise of an SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. All SARs intended to be exempt from the 162(m) Limit will be granted with an exercise price equal to or greater than 100% of the fair market value of the Common Stock on the date of grant. SARs may, but need not, be granted in conjunction with options. Upon exercise of an SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised.

     RESTRICTED SHARES. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares have the same voting and dividend rights as other shares of Common Stock. The recipient of restricted shares may pay all projected withholding taxes relating to the award with shares of Common Stock rather than cash.

     STOCK UNITS. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents equal to the amount of dividends paid on the same number of shares of Common Stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, Common Stock or a combination of both. Stock units, when vested, may be settled by distributing shares of Common Stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of Common Stock, or a combination of both. Vested stock units are settled at the time determined by the Compensation Committee. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment. The recipient of stock units may pay all withholding taxes relating to the settlement of the award with Common Stock rather than cash.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of options, SARs, restricted shares or stock units to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria. In the case of restricted shares and stock units that are intended to be exempt from the 162(m) Limit, vesting is based on the Company's performance as measured by cash flow, earnings per share, gross margin, net income, operating income, operating margin, pre-tax profit, return on assets, return on capital, return on stockholder equity, growth with respect to any of the foregoing measures, expense reduction, growth in bookings, growth in revenue or stock price increase, or any combination of the foregoing.

     Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a transfer of control with respect to the Company. For purposes of the Incentive Plan, a "transfer of control" of the Company will be deemed to occur upon any of the following events in which the stockholders of the Company immediately before such event do not retain in substantially the same proportions immediately after such event, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor or the corporation to which the Company's assets have been transferred: (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company, (b) a merger in which the Company is a party or (c) the sale, exchange or transfer of all or substantially all of the assets of the Company. A transfer of control will also occur in the event of a liquidation or dissolution of the Company.

     DEFERRAL OF AWARDS. The Committee (in its sole discretion) may permit or require the recipient of an award to have cash that otherwise would be paid to him or her as a result of the exercise of an SAR or the settlement of stock units credited to a deferred compensation account established for him or her as an entry on the Company's books, to have shares of Common Stock that otherwise would be delivered to him or her as a result of the exercise of an option or SAR converted into an equal number of stock units, or to have shares that otherwise would be delivered to him or her as a result of the exercise of an option or SAR or the settlement of stock units converted into an amount credited to a deferred compensation account established for him or her on the Company's books. The amount to be credited is measured by reference to the fair market value of Common Stock as of the date when shares otherwise would have been delivered to the award recipient. A deferred compensation account established under this provision may be credited with interest or other forms of investment return, as determined by the Committee.

     NUMBER OF RESERVED SHARES AND MAXIMUM AWARDS. The total number of shares of the Company's Common Stock available for grants under the Incentive Plan is 2.45 million (subject to anti-dilution adjustments). If any options, SARs, restricted shares or stock units are forfeited, or if options or SARs terminate for any other reason prior to exercise, then they again become available for awards. If options currently outstanding under the Predecessor Plan are forfeited or otherwise terminate unexercised, they become available for awards under the Incentive Plan. If stock units are settled, then only the number of shares (if any) actually issued in settlement of such stock units reduces the number of shares available under the Incentive Plan and the balance again becomes available for awards under the Plan. If SARs are exercised, then only the number of shares (if any) actually issued in settlement of such SARs reduces the number available and the balance again becomes available for awards. No individual may receive options or SARs covering more than one million shares in any calendar year (subject to anti-dilution adjustments), except that the limit is 1.5 million shares for a new employee in the year in which he or she is hired. In the case of an award that is subject to performance vesting conditions, no individual may receive more than 300,000 restricted shares or stock units in any calendar year (subject to anti-dilution adjustments).

     NEW PLAN BENEFITS. Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Incentive Plan or the benefits that would have been received by such participants if the Incentive Plan had been in effect in 1996. To date, no grants have been made under the Incentive Plan.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE MCAFEE ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has acted in such capacity since its appointment during the fiscal year ended December 31, 1991. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                   MANAGEMENT
EXECUTIVE OFFICERS

     The executive officers of the Company as of April 8, 1997 are as follows:

         NAME                          POSITION WITH THE COMPANY                AGE
-----------------------    -------------------------------------------------    ---
William L. Larson......    President, Chief Executive Officer and Chairman      41
                           of the Board
Dennis L. Cline........    Vice President of International Sales                36
Prabhat K. Goyal.......    Chief Financial Officer, Vice President of           42
                           Finance and Administration, Treasurer and
                             Secretary
Zachary A. Nelson......    Vice President and General Manager of Network        35
                             Management
Peter R. Watkins.......    Vice President and General Manager of Security       42
Mark Woodward..........    Vice President of North American Sales               38

     Mr. Larson joined the Company in September 1993 as its Chief Executive Officer. In October 1993, Mr. Larson was appointed as a director of the Company and was elected to the additional office of President. In April 1995, Mr. Larson was also elected Chairman of the Board of Directors. From August 1988 to September 1993, Mr. Larson was employed as a Vice President of SunSoft, Inc., a system software subsidiary of Sun Microsystems, Inc., where he was responsible for worldwide sales and marketing.

     Mr. Cline joined the Company in September 1994 as Vice President of North American Sales. Mr. Cline was Vice President of North American Channel Sales from October 1995 to April 1996 and was Vice President of Worldwide Channel Sales from April 1996 to October 1996 when he became Vice President of International Sales. From November 1993 to September 1994, Mr. Cline performed sales consulting services for various companies. From January 1993 to November 1993, Mr. Cline was Vice President of Worldwide Sales for Fifth Generation Systems, a software utilities company. Mr. Cline was a Director of Sales for GCC Technologies, Inc., a manufacturer of computer printers, from April 1992 to January 1993. From June 1991 to March 1992, Mr. Cline served as Director for Worldwide Sales for Alias Research, a graphics software company. Prior to that time, from January 1988 to August 1991, Mr. Cline was a Sales Manager for Claris Corporation, an applications software company.

     Mr. Goyal joined the Company in March 1996 and was elected as Vice President of Finance, Corporate Controller and Treasurer in April 1996. Mr. Goyal became Chief Financial Officer, Vice President of Finance and Administration and Secretary in October 1996. From July 1994 to March 1996 Mr. Goyal was Director, Finance and OEM Development, Solaris Products Group for SunSoft, Inc. From November 1991 to June 1994, Mr. Goyal served as Director, Finance and Sales Operations of SunSoft, Inc.

     Mr. Nelson joined the Company in March 1997 as Vice President and General Manager of Network Management. From February 1993 to March 1997, Mr. Nelson was employed in various capacities, most recently as Vice President of Marketing, for Oracle Corporation. From January 1990 to February 1993, Mr. Nelson was employed in various capacities, ultimately serving as Director of Corporate Marketing, at SunSoft, Inc., a system software subsidiary of Sun Microsystems, Inc.

     Mr. Watkins joined the Company in May 1995 as Vice President of International Operations. Mr. Watkins was Vice President of International Operations from May 1995 to October 1996 and Vice President of Security from October 1996 to January 1997 when he became Vice President and General Manager of Security. From January 1991 to April 1995, Mr. Watkins was employed in various capacities, ultimately serving as Managing Director of European Operations, at SunSoft, Inc., a system software subsidiary of Sun Microsystems, Inc.

     Mr. Woodward joined the Company in October 1995 as Vice President of North American Direct Sales. Mr. Woodward was Vice President of North American Direct Sales from October 1995 to October 1996 and Vice President of Direct Sales from October 1996 to January 1997 when he became Vice President of North American Sales. From July 1995 to October 1995, Mr. Woodward was Senior Vice President of Sales at Computer Associates International, Inc., a software company. From July 1989 to July 1995, Mr. Woodward was Vice President of Western Area Operations for Legent Inc., a software company.

     The Company's officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1997, except where noted, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                         NUMBER       PERCENTAGE
               NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                 OF SHARES      OF CLASS
----------------------------------------------------------------------- ---------     ----------
Putnam Investments, Inc.(2)............................................ 5,271,140        10.9%
  One Post Office Square
  Boston, MA 02109
American Century Companies, Inc.(3).................................... 3,375,900         7.0%
  Twentieth Century Tower
  4500 Main Street
  Kansas City, MO 64111
Pilgrim Baxter & Associates(4)......................................... 3,596,237         6.8%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
Nicholas-Applegate Capital Management(5)............................... 2,603,036         5.4%
  600 West Broadway, 29th Floor
  San Diego, CA 92101
FMR Corp.(6)........................................................... 2,505,837         5.2%
  82 Devonshire Street
  Boston, MA 02109
William L. Larson(7)...................................................   410,226           *
  President, Chief Executive Officer and Chairman of the Board
  2710 Walsh Avenue
  Santa Clara, CA 95051-0963
John C. Bolger(8)......................................................    16,875           *
Leslie G. Denend(8)....................................................     1,875           *
Virginia Gemmell.......................................................         0           0
Edwin L. Harper........................................................         0           0
Dennis L. Cline(9).....................................................    29,768           *
R. Terry Duryea(10)....................................................    35,582           *
Peter R. Watkins(11)...................................................    45,358           *
Mark Woodward(12)......................................................    28,684           *
Executive officers and directors as a group (10 persons)(13)...........   598,819         1.2%
Former Executive Officer:
Richard D. Kreysar(14).................................................     1,868           *

---------------

  *  Less than 1%

 (1) Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) According to a Schedule 13G/A filed with the Securities and Exchange Commission (the "Commission") on January 30, 1997, Putnam Investments, Inc. has shared voting power with respect to 381,747 of these shares and shared dispositive power with respect to all 5,271,140 shares.

 (3) According to a Schedule 13G filed with the Commission on February 7, 1997.

 (4) According to a Schedule 13G/A filed with the Commission on March 12, 1997, Pilgrim Baxter & Associates has shared voting power with respect to all 3,596,237 of these shares.

 (5) According to a Schedule 13G filed with the Commission on February 5, 1997, Nicholas-Applegate has sole voting power with respect to 1,970,471 of these shares.

 (6) According to a Schedule 13G filed with the Commission on February 13, 1997, FMR Corp. has sole voting power with respect to 32,450 of these shares.

 (7) Includes 409,532 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (8) Represents shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (9) Includes 29,220 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(10) Includes 35,237 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997. Mr. Duryea ceased to be an executive officer of the Company in January 1997.

(11) Includes 44,531 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(12) Includes 28,125 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(13) Includes 595,783 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(14) Mr. Kreysar resigned from his position as an executive officer of the Company in November 1996.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1996 whose total salary and bonus for the year ended December 31, 1996 exceeded $100,000, as well as one former officer who would otherwise have been included in the table but for his termination as an officer prior to December 31, 1996, in all cases for services in all capacities to the Company during the years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                           ANNUAL COMPENSATION                   AWARDS
                               --------------------------------------------   ------------
                                                                 OTHER         SECURITIES     ALL OTHER
                                       SALARY                   ANNUAL         UNDERLYING    COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR    ($)(1)    BONUS($)   COMPENSATION($)   OPTIONS (#)       ($)(2)
-----------------------------  ----   --------   --------   ---------------   ------------   ------------
William L. Larson(3)           1996   $248,260   $151,044               0               0       $2,375
President,                     1995    220,008    229,676               0       1,181,250        2,310
Chief Executive Officer and    1994    200,000    198,688               0               0        2,310
Chairman of the Board
R. Terry Duryea(4)             1996   $164,664   $ 50,525               0               0       $2,375
Vice President of              1995    102,092     22,564               0         421,875          522
Corporate Development          1994         --         --              --              --           --
Peter R. Watkins(5)            1996   $144,488   $ 87,358     $   108,748(6)       56,250       $2,202
Vice President and             1995    123,259     20,025          56,949(7)      421,875            0
General Manager of Security    1994         --         --              --              --           --
Dennis L. Cline(8)             1996   $109,503   $ 99,100               0          75,000       $2,375
Vice President of              1995    100,000     92,642               0         337,500        1,802
International Sales            1994     33,333     32,674               0              --            0
Mark Woodward(9)               1996   $101,132   $ 97,037     $         0               0       $2,202
Vice President of North        1995     19,360          0               0         337,500            0
American Sales                 1994         --         --              --              --           --
Former Officer:
Richard D. Kreysar(10)         1996   $157,385   $ 41,983               0               0       $2,375
Vice President of              1995    128,752     37,011               0         371,250        2,310
Network Management             1994         --         --              --              --           --

---------------

 (1) Salary includes amounts deferred under the Company's 401(k) Plan.

 (2) Represents contributions made by the Company pursuant to the Company's 401(k) Plan.

 (3) Mr. Larson was elected Chairman of the Board in April 1995.

 (4) Mr. Duryea joined the Company in May 1995 and ceased to be an executive officer of the Company in January 1997.

 (5) Mr. Watkins joined the Company in May 1995. Mr. Watkins was Vice President of Security as of December 31, 1996 and was elected Vice President and General Manager of Security in January 1997.

 (6) Represents cost of living allowance for overseas assignment and amounts reimbursed for payment of certain taxes.

 (7) Represents cost of living allowance for overseas assignment.

 (8) Mr. Cline joined the Company in September 1994. Mr. Cline was Vice President of Europe and Channels as of December 31, 1996 and was elected Vice President of International Sales in January 1997.

 (9) Mr. Woodward joined the Company in October 1995. Mr. Woodward was Vice President of Direct Sales as of December 31, 1996 and was elected Vice President of North American Sales in January 1997.

(10) Mr. Kreysar joined the Company in January 1995 and resigned from his position as an executive officer of the Company effective November 1, 1996.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1996 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                           ---------------------------------------------------      POTENTIAL REALIZABLE
                                              % OF                                        VALUE AT
                                             TOTAL                                 ASSUMED ANNUAL RATES OF
                             NUMBER OF      OPTIONS                               STOCK PRICE APPRECIATION
                            SECURITIES     GRANTED TO                                        FOR
                            UNDERLYING     EMPLOYEES    EXERCISE                       OPTION TERM(3)
                              OPTIONS      IN FISCAL      PRICE     EXPIRATION    -------------------------
          NAME             GRANTED(#)(1)      YEAR      ($/SH)(2)      DATE         5%($)          10%($)
-------------------------  -------------   ----------   ---------   ----------    ----------     ----------
William L. Larson........           0           --            --            --            --             --
R. Terry Duryea(4).......           0           --            --            --            --             --
Peter R. Watkins.........      56,250(5)      1.8%       $ 19.33      01/25/06    $  683,922     $1,733,192
Dennis L. Cline..........      75,000(6)      2.3%       $ 45.50      09/30/06    $2,207,186     $5,535,911
Mark Woodward............           0           --            --            --            --             --
Richard D. Kreysar(7)....           0           --            --            --            --             --

---------------

(1) Generally, initial grants of options made in 1996 under the Company's 1995 Stock Incentive Plan (the "Option Plan") vest at the rate of one-fourth on the first anniversary of the optionee's date of hire and 1/48th per month thereafter for each full month of the optionee's continuous employment with the Company; subsequent option grants vest over a four year period at the rate of one-fourth on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of the optionee's continuous employment with the Company. Under the Option Plan, the Board retains discretion to modify the terms of outstanding options. See also "Employment and Change in Control Arrangements." Under the Option Plan, options will become fully exercisable upon a transfer of control of the Company, unless the option is assumed by the acquiring entity. See "Employment and Change in Control Arrangements" below. However, the Company has entered into change of control agreements with each of the executive officers providing for the full acceleration of their options in connection with a transfer of control.

(2) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to exercise the option and pay any withholding taxes incurred upon exercise.

(3) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent hypothetical gains assuming rates of appreciation specified by the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company, overall market conditions and the optionees' continued employment through the vesting period. The amounts reflected in this table may not be achieved.

(4) Mr. Duryea ceased to be an executive officer of the Company in January 1997.

(5) This option vests over a period of four years commencing in January 1996 at a rate of one-fourth on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of Mr. Watkins' continuous employment with the Company.

(6) This option vests over a period of four years commencing in September 1996 at a rate of one-fourth on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of Mr. Cline's continuous employment with the Company.

(7) Mr. Kreysar resigned from his position as an executive officer of the Company effective November 1, 1996.

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the year ended December 31, 1996, and unexercised options held as of December 31, 1996, by the persons named in the Summary Compensation Table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              SHARES                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             ACQUIRED                        OPTIONS AT 12/31/96(#)            12/31/96($)(1)
                                ON            VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   --------------   -----------   -------------   -----------   -------------
William L. Larson.........    728,760      $ 22,610,478       386,876      1,246,875     $15,548,836    $ 45,527,779
R. Terry Duryea(3)........    158,000      $  3,960,541         8,992        254,883     $   320,382    $  9,081,405
Peter R. Watkins..........    149,413      $  3,643,563        17,579        311,133     $   626,335    $ 10,468,907
Mark Woodward.............     88,110      $  2,931,903        10,327        239,063     $   323,579    $  7,490,633
Dennis L. Cline...........     84,375      $  2,388,316        14,063        222,657     $   581,270    $  6,103,151
Richard D. Kreysar(4).....    162,406      $  3,498,637        15,484        193,360     $   596,420    $  7,447,937

---------------

(1) Based on the closing price of $44.00 on December 31, 1996, less exercise price.

(2) Market price on date of exercise, less exercise price.

(3) Mr. Duryea ceased to be an executive officer of the Company in January 1997.

(4) Mr. Kreysar resigned from his position as an executive officer of the Company effective November 1, 1996. Effective February 1, 1997, Mr. Kreysar resigned from his employment with the Company, resulting in the cancellation of unexercisable options to purchase shares.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     William L. Larson currently serves as President and Chief Executive Officer of the Company pursuant to an agreement dated April 14, 1995 which provides that, in the event that Mr. Larson's employment is involuntarily terminated other than for cause, he will be entitled to receive severance payments consisting of his then current base salary and bonus for twelve (12) months after such termination, which payments would cease in the event that he accepted employment elsewhere.

     Dennis L. Cline, who currently serves as Vice President of International Sales of the Company, entered into an agreement with the Company that provides that, in the event his employment with the Company is terminated within three months of a merger of the Company or a sale of substantially all of the Company's assets due to such transaction, he would be entitled to receive his salary for nine months and payment of his full target bonus over such period.

     The terms of the Company's 1995 Stock Incentive Plan (the "Option Plan") applicable to options granted after April 14, 1995 provide that in the event of a "transfer of control" of the Company, the acquiring corporation shall assume the options outstanding under the Option Plan or substitute options on the acquiring corporation's stock for the outstanding options. Should the acquiring corporation elect not to assume outstanding options or substitute new options for outstanding options, then all outstanding options shall become immediately exercisable and fully vested as of the date ten days prior to the date of the "transfer of control." In addition, the Board has discretion to provide for accelerated vesting of assumed options. In April 1995, the Company entered into agreements with each of its current executive officers and all new executive officers since that date. Such agreements provide that, in the event of a "transfer of control" of the Company, all stock options held by the executive officer will become fully vested and immediately exercisable as of the date ten days prior to the "transfer of control," conditioned upon consummation of the "transfer of control" event.

COMPENSATION OF DIRECTORS

     The one employee director of the Company did not receive any cash compensation for his services as member of the Board of Directors of the Company in the year ended December 31, 1996. The non-employee directors of the Company are eligible to receive up to $15,000 each on an annual basis for their services as directors of the Company, based on attendance at meetings of the Company's Board of Directors. The Company's Stock Option Plan for Outside Directors (the "Directors Plan") provides for initial and annual automatic grants of nonstatutory stock options to directors of the Company who are not employees of the Company or of any affiliated corporation and who are not associated with any entity or affiliated group of entities owning ten percent or more of the Company's outstanding stock. Under the Directors Plan, each individual who first becomes an outside Board member is granted an option to purchase 50,625 shares on the date such individual joins the Board. In addition, on the anniversary date of each grant, each outside director who received an initial grant will receive an additional option grant to purchase 16,875 shares of Common Stock. In 1996, Messrs. Denend and Harper each received an option to purchase 16,875 shares, and Mr. Bolger and Ms. Gemmell each received an initial grant of an option to purchase 50,625 shares. The Company intends to decrease the number of options to be granted to outside directors who are elected subsequent to the Annual Meeting to 25,000 shares for the initial grant and 10,000 shares for each annual grant. Initial options vest annually in equal installments over a three year period from the date of grant. Annual options vest on the third anniversary of the date of grant. All options granted under the Directors Plan become fully exercisable upon certain mergers, sales of asset or sales of all or substantially all the voting stock of the Company.

     Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1995 Stock Incentive Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan. Effective as of the date of the Annual Meeting, and subject to stockholder approval, non-employee and employee directors of the Company will also be eligible to participate in the Company's 1997 Stock Incentive Plan on a discretionary basis. See "PROPOSAL NO. 2 -- APPROVAL OF THE MCAFEE ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Ms. Gemmell and Messrs. Kortschak, Chambers and Denend served as members of the Board of Directors' Compensation Committee during 1996. None of the members of the Compensation Committee was at any time during 1996 or at any other time an officer or employee of the Company. No executive officer of the Company served as a member of the board of directors of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with each of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms. The Company maintains an insurance policy covering officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors of the Company for wrongful acts that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify such officers and directors, subject to certain exclusions.

     See "Employment and Change in Control Arrangements" for descriptions of agreements regarding the employment of Mr. Larson and Mr. Cline and change of control agreements entered into with each of the Company's executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised of four members during 1996 and currently is comprised of two members. No member of the Compensation Committee was at any time during 1996 or at any other time a current or former officer or employee of the Company. The Compensation Committee is responsible for setting and administering policies governing compensation of executive officers, including the annual Executive Bonus Plan and the Stock Incentive Plan. In addition, the Compensation Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

COMPENSATION PHILOSOPHY

     The Company applies a consistent compensation philosophy for all of its employees, including its executive officers. The Company's compensation policy is designed to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Compensation Committee also believes that a strong correlation should exist between executive compensation, business objectives and overall Company performance.

     In preparing the performance graph for this Proxy Statement, the Company has selected the CRSP Total Return Industry Index for Nasdaq Computer and Data Processing Services Stock Index ("CRSP Index"). The companies which the Company uses for comparison of salary and compensation information are not necessarily those included in the CRSP Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

COMPONENTS OF COMPENSATION

     There are three components of the Company's executive compensation program which support the goal of aligning compensation with the value created for the Company's stockholders while providing incentives to further the Company's strategic objectives.

  Salary

     The Compensation Committee strives to offer salaries to its executive officers which are competitive with salaries offered by companies of similar size and capitalization in the software industry. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. In determining executive officers' salaries, the Compensation Committee considers information provided by the Company's Chief Executive Officer with respect to individual officer responsibilities and performance, as well as salary surveys and similar data available from independent sources.

     William L. Larson joined the Company in September 1993 as Chief Executive Officer. Mr. Larson's 1994 compensation package, including his annual base salary of $200,000, was established by negotiation with Mr. Larson prior to his commencement of employment in late 1993. The Compensation Committee therefore did not adjust his compensation in 1994. In 1995, the Compensation Committee increased Mr. Larson's base salary by ten percent (10%). In 1996, Mr. Larson's base salary increased by approximately thirteen percent (13%). In determining such adjustments, the Compensation Committee considered, among other things, compensation data for chief executives of comparable companies and Mr. Larson's performance in 1994 and 1995, respectively.

     The Chief Executive Officer evaluates the performance of all other executive officers on an annual basis and recommends salary adjustments which are subject to review and approval by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals proposed by management and approved by the Compensation Committee.

  Bonuses

     Awards under the Company's Executive Bonus Plan for 1996 were contingent upon the Company achieving certain performance goals established by the Board of Directors. For executive officers other than the Chief Executive Officer, awards are also contingent on the achievement by the officers of individual performance objectives. Target amounts of bonuses for each executive officer are set annually by the Compensation Committee and are specifically weighted for identified financial, management, strategic and operational goals. Performance against the established goals is determined quarterly by the Compensation Committee and, based on such determination, the Committee approves payment of the bonuses. In 1996, bonuses awarded under the plan to Mr. Larson, the Company's Chief Executive Officer, totaled $151,044. The bonus received by Mr. Larson under the plan comprised approximately 38% of his total compensation. Bonuses awarded under the plan to other executive officers in 1996 represented between 18% and 49% of the total compensation of such officers.

  Equity Incentives

     The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the position of the officer, the current stock ownership of the officer, the number of shares which continue to be subject to vesting under outstanding options and the expected future contribution of the officer to the Company's performance, giving primary weight to the officer's position and his expected future contributions. In addition, the Company compares the stock ownership and options held by each officer with the other officers' equity positions and the officer's experience and value to the Company.

     Option grants during 1996 are described under the heading "EXECUTIVE COMPENSATION AND OTHER MATTERS" in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR." In 1996, Mr. Larson was not granted any options to purchase shares of Common Stock.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations that restrict the deductibility for federal income tax purposes of compensation paid to the chief executive officer and each of the four other most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officer in any year, other than compensation that qualifies for an exception under the Code or regulations. The stockholders approved amendments to the Company's 1995 Stock Incentive Plan to enable compensation recognized in connection with the exercise of options to qualify for the "performance-based compensation" exception to the deduction limit. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for federal income tax deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for such deductibility. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Leslie G. Denend
                                          Virginia Gemmell

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the CRSP Total Return Industry Index for Nasdaq Computer and Data Processing Services Stocks ("C&DP Index") for the period commencing on October 5, 1992(1) and ending on December 31, 1996. Stockholder returns over the indicated period are based on historical data and the Company cautions that the stock price performance shown in the graph is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               FROM OCTOBER 5, 1992 THROUGH DECEMBER 31, 1996(2):

               MCAFEE ASSOCIATES, INC., NASDAQ US AND C&DP INDEX

        MEASUREMENT PERIOD                'MCAFEE          NASDAQ STOCK      NASDAQ COMPUTER &
      (FISCAL YEAR COVERED)          ASSOCIATES, INC.'       MARKET-US        DATA PROCESSING
10/5/92                                    100                 100                 100
DEC-92                                     113                 120                 116
DEC-93                                      50                 138                 122
DEC-94                                     134                 135                 149
DEC-95                                     436                 190                 226
DEC-96                                     984                 234                 280

---------------

(1) The Company's initial public offering occurred on October 6, 1992. For purposes of this presentation, the Company has assumed that its initial offering price of $4.74 (as adjusted for subsequent stock dividends) would have been the closing sales price on October 5, 1992, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on October 5, 1992 in the Company's Common Stock at the Company's initial offering price of $4.74 (as adjusted for subsequent stock dividends) and at the closing sales price for each index on that date and that all cash dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) December 30, 1994 was the last trading day in 1994.

(4) December 29, 1995 was the last trading day in 1995.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a)reports that the Company received from such persons for the 1996 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except for a late filing of a Form 4 by (i) William L. Larson, the Company's President, Chief Executive Officer and Chairman of the Board in connection with his sale of Common Stock in October 1996, and (ii) Walter G. Kortschak, a former director of the Company in connection with his sale of Common Stock in February 1996.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2710 Walsh Avenue, Santa Clara, California 95051-0963, not later than December 19, 1997, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PRABHAT K. GOYAL
                                          Secretary

April 30, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

4300-PS-97

                             MCAFEE ASSOCIATES, INC.

                            1997 STOCK INCENTIVE PLAN

                       (AS ADOPTED EFFECTIVE JUNE 5, 1997)

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE 1.  INTRODUCTION.....................................................................1

ARTICLE 2.  ADMINISTRATION...................................................................1
        2.1  Committee Composition...........................................................1
        2.2  Committee Responsibilities......................................................1

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS......................................................2
        3.1  Basic Limitation................................................................2
        3.2  Additional Shares...............................................................2
        3.3  Dividend Equivalents............................................................2

ARTICLE 4.  ELIGIBILITY......................................................................2
        4.1  Incentive Stock Options.........................................................2
        4.2  Other Grants....................................................................2
        4.3  Prospective Employees and Consultants...........................................2

ARTICLE 5.  OPTIONS..........................................................................3
        5.1  Stock Option Agreement..........................................................3
        5.2  Number of Shares................................................................3
        5.3  Exercise Price..................................................................3
        5.4  Exercisability and Term.........................................................3
        5.5  Effect of Transfer of Control...................................................3
        5.6  Substitution of Options.........................................................4
        5.7  Buyout Provisions...............................................................4

ARTICLE 6.  PAYMENT FOR OPTION SHARES........................................................4
        6.1  General Rule....................................................................4
        6.2  Surrender of Stock..............................................................4
        6.3  Exercise/Sale...................................................................4
        6.4  Exercise/Pledge.................................................................5
        6.5  Promissory Note.................................................................5
        6.6  Other Forms of Payment..........................................................5

ARTICLE 7.  STOCK APPRECIATION RIGHTS........................................................5
        7.1  SAR Agreement...................................................................5
        7.2  Number of Shares................................................................5
        7.3  Exercise Price..................................................................5
        7.4  Exercisability and Term.........................................................5
        7.5  Effect of Transfer of Control...................................................6
        7.6  Exercise of SARs................................................................6
        7.7  Modification or Assumption of SARs..............................................6

ARTICLE 8.  RESTRICTED SHARES................................................................6
        8.1  Restricted Stock Agreement......................................................6
        8.2  Payment for Awards..............................................................6
        8.3  Vesting Conditions..............................................................7
        8.4  Effect of Transfer of Control...................................................7
        8.5  Voting and Dividend Rights......................................................7

ARTICLE 9.  STOCK UNITS......................................................................7
        9.1  Stock Unit Agreement............................................................7
        9.2  Payment for Awards..............................................................7
        9.3  Vesting Conditions..............................................................7
        9.4  Effect of Transfer of Control...................................................8
        9.5  Voting and Dividend Rights......................................................8
        9.6  Form and Time of Settlement of Stock Units......................................8
        9.7  Death of Recipient..............................................................8
        9.8  Creditors' Rights...............................................................9

ARTICLE 10.  PROTECTION AGAINST DILUTION.....................................................9
        10.1  Adjustments....................................................................9
        10.2  Dissolution or Liquidation.....................................................9
        10.3  Reorganizations................................................................9

ARTICLE 11.  DEFERRAL OF AWARDS.............................................................10

ARTICLE 12.  AWARDS UNDER OTHER PLANS.......................................................10

ARTICLE 13.  LIMITATION ON RIGHTS...........................................................11
        13.1  Retention Rights..............................................................11
        13.2  Stockholders' Rights..........................................................11
        13.3  Regulatory Requirements.......................................................11

ARTICLE 14.  WITHHOLDING TAXES..............................................................11
        14.1  General.......................................................................11
        14.2  Share Withholding.............................................................11

ARTICLE 15.  FUTURE OF THE PLAN.............................................................11
        15.1  Term of the Plan..............................................................11
        15.2  Amendment or Termination......................................................12

ARTICLE 16.  DEFINITIONS....................................................................12

ARTICLE 17.  EXECUTION......................................................................15

                             MCAFEE ASSOCIATES, INC.

                            1997 STOCK INCENTIVE PLAN


        ARTICLE 1.        INTRODUCTION.

               The Plan was adopted by the Board effective June 5, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

               The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).


        ARTICLE 2.        ADMINISTRATION.

        2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

        2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The

Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        ARTICLE 3.        SHARES AVAILABLE FOR GRANTS.

        3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 2,450,000 plus (b) the additional Common Shares described in
Section 3.2. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

        3.2 ADDITIONAL SHARES. If Restricted Shares, Stock Units, Options or SARs granted under this Plan or the Predecessor Plan are forfeited or if Options or SARs granted under this Plan or the Predecessor Plan terminate for any other reason before being exercised, then the corresponding Common Shares shall become available for Awards under this Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited.

        3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.


        ARTICLE 4.        ELIGIBILITY.

        4.1 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary on the date of grant shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

        4.2 OTHER GRANTS. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

        4.3 PROSPECTIVE EMPLOYEES AND CONSULTANTS. For purposes of this Article 4, (a) "Employees" shall include prospective Employees to whom Awards are granted in connection with written offers of employment from the Company, a Parent or a Subsidiary and (b) "Consultants" shall include prospective Consultants to whom Awards are granted in connection with written offers of engagement from the Company, a Parent or a Subsidiary. If an

ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.3). No Award granted to a prospective Employee or prospective Consultant shall become exercisable or vested unless and until his or her service as an Employee or Consultant commences.


        ARTICLE 5.        OPTIONS.

        5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

        5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

        5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the

Common Shares subject to such Option in the event that a Transfer of Control occurs with respect to the Company, except that the exercisability of an ISO shall not be accelerated without the Optionee's written consent. In addition, a separate agreement between the Optionee and the Company may provide that such Optionee's Options shall become exercisable as to all or part of the Common Shares subject to such Options in the event that a Transfer of Control occurs with respect to the Company.

        5.6 SUBSTITUTION OF OPTIONS. The Committee may accept the cancellation of outstanding options granted by another issuer in return for the grant of new Options under the Plan for the same or a different number of Common Shares and at the same or a different Exercise Price.

        5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

        ARTICLE 6.        PAYMENT FOR OPTION SHARES.

        6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

                (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

                (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

        6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

        6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

        6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided that the par value of the Common Shares being purchased under the Plan shall be paid in cash or cash equivalents.

        6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

        ARTICLE 7.        STOCK APPRECIATION RIGHTS.

        7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

        7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Transfer of Control.

        7.5 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Optionee and the Company may provide that such Optionee's SARs shall become exercisable as to all or part of the Common Shares subject to such SARs in the event that a Transfer of Control occurs with respect to the Company.

        7.6 EXERCISE OF SARS. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

        ARTICLE 8.  RESTRICTED SHARES.

        8.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical. Restricted Shares may be granted in consideration of a reduction in the recipient's other compensation.

        8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury, no cash consideration shall be required of the Award recipients. Any amount not paid in cash may be paid with a full-recourse promissory note.

        8.3 VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company's independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 300,000, subject to adjustment in accordance with
Article 10. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

        8.4 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Participant and the Company may provide that all or part of such Participant's Restricted Shares shall become vested in the event that a Transfer of Control occurs with respect to the Company.

        8.5 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

        ARTICLE 9.  STOCK UNITS.

        9.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        9.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the

Committee. Such performance shall be determined by the Company's independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 300,000, subject to adjustment in accordance with Article 10. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

        9.4 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Participant and the Company may provide that all or part of such Participant's Stock Units shall become vested in the event that a Transfer of Control occurs with respect to the Company.

        9.5 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.6 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

        9.7 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the

Award recipient, then any Stock Units that become payable after the recipient's death shall be distributed to the recipient's estate.

        9.8 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.


        ARTICLE 10.  PROTECTION AGAINST DILUTION.

        10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

                (b) The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;

                (c) The number of Common Shares covered by each outstanding Option and SAR;

                (d) The Exercise Price under each outstanding Option and SAR; or

                (e) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        10.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        10.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

        ARTICLE 11.       DEFERRAL OF AWARDS.

               The Committee (in its sole discretion) may permit or require a Participant to:

                (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

                (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

                (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR, or the settlement of Stock Units, converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.


        ARTICLE 12.  AWARDS UNDER OTHER PLANS.

               The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

        ARTICLE 13.       LIMITATION ON RIGHTS.

        13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

        13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

        ARTICLE 14.       WITHHOLDING TAXES.

        14.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        14.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

        ARTICLE 15.       FUTURE OF THE PLAN.

        15.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on June 5, 1997. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

        15.2 AMENDMENT OR TERMINATION. The Board or the Committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

        ARTICLE 16.       DEFINITIONS.

        16.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

        16.2 "AWARD" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        16.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

        16.4 "CODE" means the Internal Revenue Code of 1986, as amended.

        16.5 "COMMITTEE" means a committee of the Board, as described in Article 2.

        16.6 "COMMON SHARE" means one share of the Common Stock of the Company.

        16.7 "COMPANY" means McAfee Associates, Inc., a Delaware corporation.

        16.8 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        16.9 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        16.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        16.11 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        16.12 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        16.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

        16.14 "NSO" means a stock option not described in sections 422 or 423 of the Code.

        16.15 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

        16.16 "OPTIONEE" means an individual or estate who holds an Option or SAR.

        16.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        16.18 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        16.19 "PARTICIPANT" means an individual or estate who holds an Award.

        16.20 "PLAN" means this McAfee Associates, Inc. 1997 Stock Incentive Plan, as amended from time to time.

        16.21 "PREDECESSOR PLAN" means the McAfee Associates, Inc. 1995 Stock Incentive Plan, as amended.

        16.22 "RESTRICTED SHARE" means a Common Share awarded under the Plan.

        16.23 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

        16.24 "SAR" means a stock appreciation right granted under the Plan.

        16.25 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        16.26 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        16.27 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

        16.28 "STOCK UNIT AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        16.29 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        16.30 "TRANSFER OF CONTROL" shall mean:

                (a) The direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company wherein the stockholders of the Company immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such sale or exchange;

                (b) A merger or consolidation wherein the stockholders of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such merger or consolidation;

                (c) The sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations (the "Transferee Corporation(s)") wherein the stockholders of the Company immediately before such sale, exchange, or transfer retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Transferee Corporation(s) immediately after such event; or

                (d) A liquidation or dissolution of the Company.

        ARTICLE 17. EXECUTION.

               To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.


                                               MCAFEE ASSOCIATES, INC.


                                               By:______________________________

                MCAFEE ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN

                                   APPENDIX A

                              PERFORMANCE CRITERIA


Cash Flow                        Expense Reduction

Earnings per Share               Growth in Bookings

Gross Margin                     Growth in Revenue

Net Income                       Stock Price Increase

Operating Income

Operating Margin

Pre-Tax Profit

Return on Assets

Return on Capital

Return on Stockholder Equity


Growth in any of the above
measures

                MCAFEE ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN

                                   APPENDIX B

                        OPTION GRANTS IN THE NETHERLANDS


        This Appendix B to the McAfee Associates, Inc. 1997 Stock Incentive Plan (the "Plan") sets forth special rules under which Options may be granted to Employees and Consultants in The Netherlands who are subject to Dutch tax laws on the date of option grant, as specified in the applicable Stock Option Agreement (the "Date of Option Grant"). Such Employees and Consultants are referred to herein as the "Dutch Residents." To the extent that the rules in this Appendix B are not consistent with the provisions of the Plan, this Appendix B shall govern. In all other respects, the provisions of the Plan (including its definitions) shall apply to this Appendix B.

        1. EXERCISE PRICE. The Exercise Price of an Option granted to a Dutch Resident, as specified in the applicable Stock Option Agreement (the "Exercise Price"), shall not be less than the Fair Market Value of a Common Share on the Date of Option Grant.

        2. EXERCISABILITY. Options granted to a Dutch Resident shall be exercisable immediately upon grant.

        3. RIGHT OF REPURCHASE. If a Dutch Resident ceases to be an Employee or Consultant for any reason before the fourth anniversary of the Date of Option Grant, the Company shall have the right to repurchase all or a portion of the Common Shares (if any) that such Dutch Resident acquired by exercising such Option. The repurchase price per share shall be equal to the Exercise Price per share. Prior to the first anniversary of the Date of Option Grant, the right of repurchase shall apply to all of the Common Shares that the Dutch Resident acquired by exercising the Option. After 12 months of continuous service as an Employee or Consultant following the Date of Option Grant, the right of repurchase shall lapse with respect to 25% of the Common Shares subject to the Option. Thereafter, the right of repurchase shall lapse with respect to an additional 2.08333% of the Common Shares subject to the Option for each additional month of continuous service as an Employee or Consultant. A Dutch Resident shall not sell, pledge or otherwise transfer the Common Shares that he or she acquired by exercising an Option as long as such Common Shares remain subject to the Company's right of repurchase.

        4. EXPIRATION DATE. All Options granted to Dutch Residents shall expire on the fifth anniversary of the Date of Option Grant.

                             MCAFEE ASSOCIATES, INC.
                                2710 WALSH AVENUE
                              SANTA CLARA, CA 95051

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Larson and Prabhat K. Goyal as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of McAfee Associates, Inc. held of record by the undersigned on April 8, 1997, at the Annual Meeting of Stockholders to be held on June 5, 1997, or any adjournment thereof.

                  (Continued and to be signed on reverse side.)

/x/  Please mark votes as in this example.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ASSIGNED STOCKHOLDER. IF NO DIRECTION IS TAKEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


1.  ELECTION OF CLASS II DIRECTOR:
    Nominee: Leslie G. Denend

       FOR           WITHHELD


                                                FOR      AGAINST     ABSTAIN

2. TO APPROVE THE MCAFEE ASSOCIATES, INC.
   1997 STOCK INCENTIVE PLAN.

3. TO RATIFY THE APPOINTMENT OF COOPERS &
   LYBRAND, L.L.P. AS THE INDEPENDENT
   ACCOUNTANTS OF THE COMPANY FOR THE FISCAL
   YEAR ENDING DECEMBER 31, 1997.

4. AT THEIR DISCRETION, THE PROXIES ARE
   AUTHORIZED TO VOTE UPON OTHER BUSINESS AS
   MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           Please sign exactly as name appears to the left. When shares are held in joint tenancy, all of such persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ______________  Date: ____  Signature: _____________  Date: ____